UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2020

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a series of measures to manage controllable expenses due to the unexpected disruption in light vehicle production and the economic uncertainty caused by the COVID-19 pandemic, on April 1, 2020, the Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (“AAM”) determined that the base salaries of its named executive officers (David C. Dauch, Christopher J. May, Michael K. Simonte, Gregory S. Deveson and Norman Willemse) would be reduced by 30% effective April 16, 2020. AAM is also implementing reductions in base salary among salaried associates, including a 30% reduction for all of its officers. These reductions are intended to remain in place until further clarity can be achieved regarding the recovery and stabilization of the global economy, as well as the resulting impact on the global automotive industry and AAM.

Item 8.01.	Other Events.

In addition, as part of these expense management measures, on April 1, 2020, the Board determined that the annual cash retainer for each non-employee director of AAM would be reduced by 40% for the remainder of fiscal 2020. This reduction will be retroactively effective to the period beginning in February 2020. This reduction is intended to be temporary for fiscal 2020 and will be reevaluated by the Board when determining fiscal 2021 non-employee director compensation.

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SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Dated: April 6, 2020	By:	/s/ David E. Barnes
	Name:	David E. Barnes
	Title:	Vice President, General Counsel & Secretary

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